EXHIBIT 23.3
Consent of Independent Accountants
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of Nuance Communications, Inc. (formerly ScanSoft, Inc.) of our report dated March 27, 2006 relating to the financial statements of Dictaphone Corporation, which appears in the Current Report on Form 8-K/A of Nuance Communications, Inc. dated June 2, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
April 17, 2007